Exhibit 10.21

[Important Notice] To protect the borrower’s legal rights, you must carefully read and fully understand all terms of this contract (particularly those exempting or limiting Party A’s liability, loan terms, disbursement procedures, repayment obligations, and other bolded clauses) before signing. Special attention should be given to Article 7 on Breach of Contract and Overdue Collection Arrangements, as well as Article 8 Supplementary Provisions. If you disagree with any terms or have questions during application or service use, do not proceed with further actions. Instead, contact WeBank’s customer service hotline at 95384 for inquiries, complaints, or suggestions. By confirming the contract on the interface, the borrower or authorized representative acknowledges having read and agreed to the terms, and agrees to use the electronic signature to execute the contract, which shall then take legal effect immediately.

contracts for lease	WYQYJK20250415

Contract No.: QYDJJXS0250623001488877

Pursuant to the equal negotiation between the Borrower and WeBank, and in accordance with relevant laws and regulations, both parties have entered into a Contract numbered EDXS0250606001889770, titled “Loan Facility Agreement”, “Comprehensive Credit Facility Agreement”, or “Financing Services Agreement” (the specific contract name shall be subject to the signed version hereinafter referred to as the “Facility Agreement”). To obtain financing from WeBank, the Borrower and WeBank hereby execute this Loan Agreement (“this Agreement”) as a standalone loan agreement under the Facility Agreement. The provisions of the Facility Agreement (including loan purposes, Borrower’s representations and warranties, liability for breach, dispute resolution, etc.) and related security measures shall also apply to this Agreement.

Article 1 Elements of a Loan (loan Note)

Lender (Party A): Shenzhen Qianhai WeBank Co., LTD

Borrower (Party B)

Borrower’s name: Suqian Taijing New Material Technology Co., LTD

Residence of the borrower: Room 1176, 11th Floor, Block A, No.901, Development Avenue, Suqian Economic Development Zone, Xuzhou City-GYY00297 Email address of the borrower (email address for electronic delivery):

kevinlma@163. com Legal representative/ or person in charge: Ma Lei

Legal representative/or responsible person Email: kevinlma@163. com

Mobile phone number of legal representative/or person in charge (mobile phone number for electronic delivery): 13666638288

Loan information

Loan amount: 1,300,000 yuan

Loan term: 24 periods

The annual interest rate of the loan is 10.74%(LPR+7.74%) for 1 to 3 periods, and 10.74%(LPR+7.74%) for 4 to 24 periods. LPR represents the latest one-year loan market quoted rate published by the National Interbank Funding Center on the working day before the signing of this contract.

Release date: 2025/06/23

Due date: 2027/07/06

Loan purpose: Party B’s working capital turnover.

mode of payment ☑ Self-payment ☐ Entrusted payment
collection information Account name: Suqian Taijing New Material Technology Co., LTD Account number: 9999677358300100203672 Bank: WeBank

Repayment information

Account name: Suqian Taijing New Material Technology Co., LTD

Repayment account number: 9999677358300100203672

Payment date: 06th day of each month

Repayment and interest payment arrangement: the repayment plan displayed on the online service platform page to Party B shall prevail.

Operator: Ma Lei

Special reminder: If the actual loan date of Party A’s system is inconsistent with the contents of the loan element table, the actual loan date of Party A’s system shall prevail; the maturity date may be different Subject to changes in the date of lending, subject to the actual maturity date in Party A’s system.

The loan interest rate shall be determined by adding or subtracting basis points from the latest one-year Loan Prime Rate (LPR) published by the National Interbank Funding Center on the business day preceding the execution date of this Agreement. All loans under this Agreement shall accrue interest based on the actual number of days borrowed, using the simple interest calculation method. The daily interest rate shall be calculated as: Daily Interest Rate = Annual Interest Rate / 360.

Article 2 Loan Issuance

2.1. Party A Shall Have the Right to Examine the Following Matters Before the Loan Is Issued and Decide Whether to Issue the Loan According to the Examination Results:

(1) Whether Party B has completed the government permits, approvals, registrations, deliveries and other legal procedures (if any) related to the loan under this Contract in accordance with relevant laws and regulations;

(2) Whether the security contract and the security right relating to the credit contract and/or this Contract have come into force (if any);

(3) Whether Party B has paid all fees (if any) related to this contract;

(4) Whether Party B meets the loan conditions stipulated in this contract;

(5) Whether there is any adverse change in the business and financial position of Party B and the guarantor (if any);

(6) Whether Party B’s willingness to repay the loan and the willingness of the guarantor (if any) to guarantee have changed;

(7) Party B has not violated the provisions of this Contract or any other contract documents signed by Party B and Party A;

(8) No major adverse event occurs to Party B that may affect the continued performance of this Contract by Party A and Party B.

2. 2 The loan under this contract is non-recurrent.

2.3. After the Signing of This Contract and Before the Loan Is Issued, Party A Shall Be Unable to Issue the Loan to Party B Normally Due to One of the Following Reasons Within the Scope Permitted by Laws and Regulations

Party A shall not be liable for breach of contract or compensation for unilateral termination of the loan hereunder, including:

(1) Party A shall, in accordance with the national macro-control policies, laws and regulations, regulatory requirements, as well as for the need of risk control, take measures to control the credit scale and credit investment;

(2) Party B fails to pass the risk control verification or identity verification of Party A. If Party A identifies and determines that there is loan risk and refuses to grant the loan, or Party B fails to pass the face check.

(3) Party B’s loan information (including the name of the enterprise using the loan, legal representative, etc.) changes, and the loan conditions agreed in the credit line contract or this contract are not met.

(4) Party A reasonably determines that the legal representative/responsible person of Party B is a civil servant, a staff member of a commercial bank or other personnel who is expressly prohibited by laws and regulations from holding concurrent positions in an enterprise or other economic organization.

(5) The bank where the payment account is opened by Party B provides feedback that there are abnormal conditions, such as abnormal payment route or abnormal account status.

2.4. Party B shall use the loan under this Contract according to the purposes stipulated in Article 1 hereof and shall not use the loan funds for the following purposes:

(1) Purchase of a home and repayment of a home mortgage;

(2) Investments such as the purchase of stocks, bonds, futures, financial derivatives and asset management products;

(3) Financial assets, fixed assets and equity investments;

(4) Dividend distribution to shareholders of Party B;

(5) The state policy prohibits the areas and uses for production and business operations;

(6) Other uses prohibited by laws and regulations.

2. Loan Issuance and Payment

(1) For the self-paid loan, Party A shall disburse the loan funds to the corporate account provided by Party B to Party B according to Party B’s withdrawal application, and Party B shall independently pay the loan funds to the transaction objects that meet the purposes agreed in the contract.

(2) For entrusted payment loans, Party A shall directly disburse the loan funds to the designated account of the counterparty specified by Party B in accordance with Party B’s withdrawal application and payment authorization. Party B undertakes to provide relevant commercial contracts and supporting documents as required by Party A for payment applications, and guarantees that such materials are authentic, lawful, and valid.

☐ (3) In order to meet the payment account agreement in the commercial contract signed with the counterparty, Party B entrusts Party A to pay the loan funds to the designated account of the counterparty designated by Party B through the internal account opened by Party A in the name of Party B’s legal representative/operator/manager.

2.6. Loan Management

Upon disbursement of the loan, Party A shall have the right to require Party B to provide transaction counterparties, payment amounts, and other relevant information through online service platforms or other methods specified by Party A, along with supporting documents such as commercial contracts. Party B shall periodically report to Party A on the disbursement status of the loan funds. Party A may conduct supervision and inspection of fund utilization through account analysis, document verification, on-site investigations conducted by Party A or third-party service providers, and may require Party B to promptly provide fund usage records, documentation, and consolidated reports on fund utilization as appropriate. Party B shall cooperate with such requirements.

2.7. If Party A makes duplicate loan or should not make loan due to system reasons of Party A or problems in the lending channel, Party B authorizes Party A to deduct and collect the excess amount of duplicate loan or the amount that should not be issued directly from Party B’s repayment account or collection account.

Article 3 Repayment

3.1. Party B shall repay the loan in accordance with the installment amounts and dates specified in the repayment plan displayed by Party A through the interactive interface of the online service platform (referring to internet-based operation pages where borrowers can apply for, sign contracts, repay, and check loan information, including mobile apps, WeChat official accounts, H5 pages, and PC websites operated or approved by Party A, hereinafter the same).

3.2 Party B shall proactively check transaction details through the online service platform to confirm transaction content. All transaction records under this contract maintained by Party A shall serve as authentic evidence of loan usage and shall be binding on Party B. Party B shall not deny the loan transaction or transaction amounts on the grounds of not receiving statements or having failed to view transaction details.

3.3. Repayment Account: refers to the bank account provided by the borrower to deduct the loan from the lender upon application and use of the loan service. The repayment account shall be subject to the provisions of Article 1 hereof.

Party B shall not change or cancel the repayment account until Party B has paid off all the principal, interest and expenses (if any, the expenses include the attorney’s fee, litigation fee, arbitration fee, travel fee, announcement fee, service fee, execution fee, transfer fee and other fees paid by Party A to realize the creditor’s right) under this Contract and the credit line contract.

3.4. Agreement on prepayment

(1) ☐ Party B cannot apply for early repayment on the date of borrowing.

☑ Party B shall not apply for early repayment within 90 natural days after drawing the loan.

☐ Party B shall not apply for early repayment.

(2) Party B may only process early repayment upon approval by Party A. Any prepayment approved by Party A shall be exempt from penalty fees. When multiple outstanding loans exist, Party A reserves the right to determine the priority order and minimum repayment amounts for consolidated settlements. The final terms shall be subject to Party A’s review of the early repayment application and the system’s authorized deduction results.

(3) If Party A requires Party B to repay part or all of the loan in advance or declare the loan to be due in advance based on the credit status of Party B, the recognized risk control factors or other legitimate reasons, the notice of Party A shall prevail.

3.5. Party A shall have the right to require Party B to repay according to one of the following two repayment methods through the system:

(1) Active repayment: Party B shall actively repay the principal, interest and related expenses of the loan to Party A.

(2) Automatic repayment (with deduction): Party B shall deposit the full amount of the repayment due on the day before the agreed repayment date into the repayment account. Party B hereby authorizes Party A to deduct the principal, interest and fees (if any) under this Contract from the repayment account.

3.6. Party B hereby confirms and authorizes that in the event of insufficient balance in the repayment account, Party A shall have the right to reduce the deduction amount and make multiple installment deductions. Should automatic deductions fail due to various reasons (including insufficient account balance), Party B authorizes Party A to deduct funds from any of Party B’s accounts with Party A or to entrust financial institutions (if applicable) and/or debt assignees (if applicable) to collect corresponding amounts. These deductions shall be used to settle Party B’s outstanding principal, interest, and fees (if applicable) on loans that are due or have been accelerated at Party A, its partner financial institutions, and/or debt assignees (if applicable), until all debts are fully settled.

3.7. Party B shall repay the principal, interest and expenses (if any) of the matured loans hereunder in full and on time. If Party B fails to make any installment payment in full and on time, Party A shall have the right to declare the loans immediately due and demand repayment of all outstanding loans, and charge penalty interest on the overdue loans from the date of default.

In the event of loan maturity or early maturity and Party B’s failure to repay as agreed, Party A shall have the right to charge penalty interest on the principal amount from the overdue date based on the actual number of overdue days, at a rate 50% higher than the interest rate stipulated in the written terms of the individual transaction contract under this agreement. If Party B misappropriates the loan funds for purposes other than those specified in the agreement, Party A shall charge penalty interest on the misappropriated portion at 100% of the agreed interest rate from the date of such breach. For loans where both overdue and misappropriation occur simultaneously, penalty interest shall be calculated on the more severe circumstance.

In case of early maturity of the loan, the interest calculation range on the date of early maturity of the repayment plan shall be regarded as the final interest calculation range. For the overdue part after the date of early maturity, the penalty interest shall be charged at 50% of the corresponding annual interest rate of the date of early maturity.

3.8 Party B hereby authorizes that Party A shall have the right to deduct from Party B’s hereunder any amount due and payable by Party B in the event of a return or withdrawal of the loan or failure to repay the principal and interest of the loan to Party A in full and on time- - The deposit, advance payment, rebate, quality assurance deposit, accounts receivable and other funds deducted from the deposit shall be used to repay the principal and interest of the loan owed by Party B to Party A;

At the same time, Party B authorizes - Transfer Party B’s deposit, advance payment, rebate, quality assurance deposit, accounts receivable and other amounts to Party A, or transfer them to Party B’s repayment account with Party A, so as to repay the principal and interest of Party B’s loan with Party A.

3.9 Party B Agrees That Party A, in Order to Conduct Post-Loan Management, Scientifically and Reasonably Control the Quota and Better Provide Financing Services to Party B, Shall Comply With Applicable Laws and Regulations Within the scope permitted, we have the right to entrust Party B’s quota information, loan and repayment information to the following third parties for processing:

3. Party B agrees that Party A has the right to transfer all or part of its rights under this contract and the creditor’s rights it holds against Party B hereunder to third parties through methods such as debt transfer or asset securitization without requiring Party B’s consent. Party A may notify Party B of the debt transfer via telephone, text message, email, WeChat, public announcements, online service platform notifications, or other communication channels. Specifically, Party A may disclose Party B’s credit limit information, loan and repayment details obtained under this contract to transferees or potential transferees, as well as to intermediary agencies providing services, including disclosing such information for due diligence purposes during asset securitization transfers.

3.11 Party B shall designate a special fund collection account and timely provide Party A with information about the inflow and outflow of funds in the account.

Article 4 Other Agreements

4.1. Party B agrees to authorize Shanghai Credit Information Co., Ltd. to query Party B’s credit information from the Financial Credit Information Database for the purpose of internal (enterprise) rating work of the People’s Bank of China. The query contents include but are not limited to basic information, financial information, credit information, non-bank credit information, etc.

Party B fully understands and understands the contents of this authorization clause, this authorization is the true intention of Party B, and party B is willing to bear the corresponding legal liabilities.

Article 5 Supplementary Provisions

5.1. Description of security:

(1) This loan is guaranteed by [Suqian Guosheng Financing Guarantee Group Co., LTD.] with a guarantee rate of [1%]/ year. The guarantee fee shall be separately agreed and arranged by the guarantor and the lender.

(2) This loan shall be guaranteed by joint and several liability by the legal representative of the borrower (applicable when Party B is a company) or the person in charge (applicable when Party B is a non-corporate business entity). Should any change occur to the legal representative/person in charge prior to loan repayment, the original responsible party shall remain jointly and severally liable for the loan until full settlement. The changed legal representative/person in charge shall assume joint and several liability for this loan in accordance with any relevant guarantee contracts they have signed.

5. If the credit line contract contains relevant contents of “loan note”, it has been displayed in Article 1 of this Contract, “Loan Elements (Loan Note)”. The adjustment of data display position shall not affect the validity of relevant terms in the credit line contract.

5.3. Other matters not covered herein shall be subject to the quota contract.

Annex I:

Letter of commitment of funds and purposes

1 The Borrower undertakes that the loan hereunder shall be used for the purposes specified in Article 1 hereof and shall not be used for the following purposes:

(1) Purchase of a home and repayment of a home mortgage;

(2) Investments such as the purchase of stocks, bonds, futures, financial derivatives and asset management products;

(3) Financial assets, fixed assets and equity investments;

(4) Dividend distribution to shareholders of Party B;

(5) The state policy prohibits the areas and uses for production and business operations;

(6) Other uses prohibited by laws and regulations.

2. Party A shall have the right to supervise the use, whereabouts and use of the loan funds by means of account analysis, certificate inspection, on-site investigation by itself or by appointing a third-party service agency, and shall have the right to require Party B to summarize and report the use of the loan funds according to the circumstances, and Party B shall cooperate.

3. If Party A discovers any misappropriation of the loan, it shall take measures prescribed by laws, regulations, and relevant contractual agreements to hold Party B legally liable. Specifically, if the loan is diverted to real estate projects, Party A shall immediately demand repayment, reduce or suspend credit limits, and pursue corresponding legal consequences against Party B. Appendix II:

Special payment terms

1. During the process of loan payment, if Party A finds that Party B’s credit status declines, business and financial conditions obviously deteriorate, abnormal use of loan funds, avoidance of entrusted payment, or other major violations of the contract, Party A shall have the right to change the loan payment method, stop or suspend the issuance and payment of loan funds.

2. Payment method

If the working capital loan falls under any of the following circumstances, both parties agree to adopt the entrusted payment method:

(1) Establish a new credit business relationship and the credit status of Party B is normal;

(2) The payment object is clear and the amount paid to a single transaction object of Party B exceeds RMB 10 million;

(3) Other circumstances identified by Party A.

3. Payment management

Both parties agree to manage the loan funds as follows:

In case of entrusted payment , Party A shall have the right to examine whether the payment object and amount applied by Party B are consistent with the relevant commercial contracts and other supporting materials, and shall have the right to reject the payment application that does not conform to the loan purpose agreed herein.

For self-initiated payments, Party B shall provide Party A with written summaries of loan disbursement status on a monthly basis or at intervals specified by Party A. The borrower must submit transaction counterparties, payment amounts, and supporting commercial contracts as required. Party A reserves the right to verify compliance with agreed purposes through account analysis, document examination, or on-site inspections, including detecting any attempts to circumvent entrusted payments through fractionalization. Party B shall cooperate fully with such verification procedures.

4. Changes in payment methods and conditions triggering changes

Under any of the following circumstances, Party A shall have the right to adjust the amount standard of entrusted payment or change the payment method to entrusted payment:

(1) If Party B adopts self-payment, it fails to regularly summarize and inform Party A of the loan fund payment status as agreed, or refuses to cooperate with Party A to verify whether the loan payment complies with the agreed purpose through account analysis, certificate verification or on-site investigation;

(2) Party B violates the agreement hereof by breaking up the whole to avoid the entrusted payment by Party A;

(3) Party B’s credit status declines or its business and financial status deteriorates significantly;

(4) Abnormal use of loan funds or avoidance of entrusted payment;

(5) Regulatory adjustment of entrusted payment standards;

(6) Other acts that are in serious violation of the contract.

(This page is the signature page of the Loan Contract with number QYDJJXS0250623001488877)

Party A (Seal):

Signature: June 23,2025

Party B (Seal):

Legal representative (person in charge) or authorized agent (signature) of Party B:

Signature: June 23,2025

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